                                                                  Exhibit 4.2(d)
                                                                  --------------

                                        AMENDMENT AND RESTATEMENT AGREEMENT
                             (this "Amendment and Restatement") dated as of April 20, 1999, relating to the Credit Agreement dated as of October 17, 1997 (as previously amended, the "Credit Agreement"), among J. CREW OPERATING CORP., a Delaware corporation, as Borrower, J. CREW GROUP, INC., the Lenders party thereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as Syndication Agent.


          A. The Borrower (such term and each other capitalized terms used but not defined herein having the meanings assigned to such terms in the Credit Agreement) has requested that the Lenders approve amendments to certain provisions of the Credit Agreement and a restatement of the Credit agreement to incorporate such amendments.

          B. The undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments and such restatement.

          In consideration of these premises, the Borrower and the undersigned Lenders hereby agree as follows:

          SECTION 1.  Amendment and Restatement.  Upon the effectiveness of this
                      --------------------------
Amendment and Restatement as provided in Section 3 below, the Credit Agreement shall be amended and restated in the form resulting from the following revisions:

          (a) The definition of "Applicable Rate" in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the first proviso thereto and replacing such proviso with:

          "; provided that from the Amendment and Restatement of this Credit
             --------
     Agreement as of April 20, 1999 until the delivery of the Borrower's financial statements pursuant to Section 5.01 for the second full fiscal quarter commencing in calendar year 1999, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2:"; and

          (ii) deleting the table therein in its entirety and replacing it with the following:

===============================================================================================
           Leverage Ratio:                         ABR         Eurodollar        Acceptance
           ---------------                         ---         ----------        ----------
                                                 Spread          Spread            Spread
                                                 ------          ------            ------
-----------------------------------------------------------------------------------------------

               Category 1                         1.75%            2.75%             2.75%
               ----------

        Greater than 5.00 to 1.00
-----------------------------------------------------------------------------------------------

               Category 2                         1.50%            2.50%             2.50%
               ----------

greater than 4.50 to 1.00 and less than or
        equal to 5.00 to 1.00
---------------------------------------------------------------------------------------------

                Category 3                        1.25%            2.25%             2.25%
                ----------

greater than 4.00 to 1.00 and less than or
       equal to 4.50 to 1.00
---------------------------------------------------------------------------------------------

                Category 4                        1.00%            2.00%             2.00%
                ----------

greater than 3.50 to 1.00 and less than or
       equal to 4.00 to 1.00
---------------------------------------------------------------------------------------------

                Category 5                        0.75%            1.75%             1.75%
                ----------

greater than 3.00 to 1.00 and less than or
         equal to 3.50 to 1.00
----------------------------------------------------------------------------------------------

                 Category 6                       0.50%            1.50%             1.50%
                 ----------

    less than or equal to 3.00 to 1.00
=============================================================================================


          (b) Section 2.11(e) of the Credit Agreement is hereby amended by deleting the table therein in its entirety and replacing it with the following:


         Fiscal Year             Revolving Exposure
         -----------                  as Reduced
                                 ------------------

         1999                         $30,000,000

         2000                         $20,000,000

         2001                         $15,000,000

         2002 and thereafter          $ 0

          (c) Section 6.12 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and replacing it with:


            Fiscal Year             Amounts
               Ending               -------
            -----------

        January 30, 1999               $43,000,000

        January 29, 2000               $40,000,000

        February 3, 2001               $45,000,000

        February 2, 2002               $50,000,000

        February 1, 2003               $55,000,000
        and thereafter

          (d) Section 6.13 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and replacing it with:


        Quarter Ending                              Ratio
        During the Period                           -----
        -------------------------

         May 1, 1999 through                  5.75 to 1.00
         October 30, 1999

         October 31, 1999                     5.25 to 1.00
         through April 29,2000

         April 30, 2000 through               4.75 to 1.00
         May 5, 2001

         May 6, 2001 through                  4.25 to 1.00
         November 3, 2001

         November 4, 2001 and                 4.00 to 1.00
         thereafter

          (e) Section 6.14 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and replacing it with:


                 Four-Quarter                                  Ratio
                 Period Ending                                 -----
                 -------------

                 January 31, 1999 through               1.25 to 1.00
                 October 30, 1999

                 October 31, 1999 through               1.30 to 1.00
                 April 29, 2000

                 April 30, 2000 through                 1.35 to 1.00
                 May 5, 2001

                 May 6, 2001 through                    1.40 to 1.00
                 February 1, 2003

                 February 2, 2003                       1.50 to 1.00
                 And thereafter


          (f) Section 6.15 of the Credit Agreement is hereby deleted in its entirety and replaced with "INTENTIONALLY OMITTED".

          (g) Section 6.16 of the Credit Agreement is hereby amended by deleting "1.75 to 1.00." and replacing such phrase with the following: "1.50 to
1.00 or, for any fiscal month ending during the third fiscal quarter in any fiscal year, 1.35 to 1.00".

          SECTION 2.  Representations and Warranties.  The Borrower represents
                      -------------------------------
and warrants to each of the Lenders that, after giving effect to the amendments and restatement contemplated hereby, (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of the earlier date) and (b) no Default has occurred and is continuing.

          SECTION 3.  Effectiveness.  This Amendment and Restatement shall
                      --------------
become effective (as of the date first written above) on the date (the "Amendment Effective Date") when (a) the Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the

Borrower, Holdings and the Required Lenders and (b) the Administrative Agent shall have received payment of the fees payable under Section 4 below (to the extent due on the Amendment Effective Date) and any out-of-pocket expenses of the Administrative Agent payable by the Borrower that have been invoiced before the Amendment Effective Date. This Amendment and Restatement shall terminate on April 22, 1999, unless all conditions set forth in this section shall have been satisfied at or before 5 p.m., New York City time, on that date.

          SECTION 4.  Amendment and Restatement Fee.  The Borrower agrees to pay
                      ------------------------------
to each Lender that executes and delivers a copy of this Amendment and Restatement to the Administrative Agent (or its counsel) on or prior to April 20, 1999, an amendment and restatement fee in an amount equal to 0.125% of the sum of such Lender's Revolving Commitment (whether used or unused) and outstanding Term Loans, in each case as of the Amendment Effective Date; provided that the Borrower shall have no liability for any such amendment and
--------
restatement fee if this Amendment and Restatement does not become effective. Such amendment and restatement fee shall be payable (i) on the Amendment Effective Date, to each Lender entitled to receive such fee as of the Amendment Effective Date and (ii) in the case of any Lender that becomes entitled to such fee after the Amendment Effective Date, within two Business Days after such Lender becomes entitled to such fee.

          SECTION 5.  Applicable Law.  This Amendment and Restatement shall be
                      ---------------
construed in accordance with and governed by the law of the State of New York.

          SECTION 6.  No Other Amendments.  Except as expressly set forth
                      --------------------
herein, this Amendment and Restatement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          SECTION 7.  Counterparts.  This Amendment and Restatement may be
                      -------------
executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment and Restatement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment and Restatement.

          SECTION 8.  Headings.  Section headings used herein are for
                      ---------
convenience of reference only, are not part of this Amendment and Restatement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment and Restatement.

          SECTION 9.  Expenses.  The Borrower shall reimburse the Administrative
                      ---------
Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment and Restatement, including the reasonable fees and expenses of Cravath, Swaine & Moore, counsel for the Administrative Agent.


          IN WITNESS WHEREOF, Holdings, the Borrower and the undersigned Lenders have caused this Amendment and Restatement to be duly executed by their duly authorized officers as of the date first above written.


                              J. CREW GROUP, INC.,

                                by
                                 --------------------------
                                 Name:
                                 Title:


                              J. CREW OPERATING CORP.,

                                by
                                 --------------------------
                                 Name:
                                 Title: